UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Community Bankers Trust Corporation

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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COMMUNITY BANKERS TRUST CORPORATION

9954 Mayland Drive, Suite 2100

Richmond, Virginia 23233

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 15, 2020

The following Notice of Change of Location relates to the Proxy Statement (the “Proxy Statement”) of Community Bankers Trust Corporation (the “Company”), dated April 8, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Friday, May 15, 2020. This definitive additional material is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 1, 2020.

PLEASE READ THIS NOTICE IN CONJUNCTION WITH THE PROXY STATEMENT.

COMMUNITY BANKERS TRUST CORPORATION

9954 Mayland Drive, Suite 2100

Richmond, Virginia 23233

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 15, 2020

Dear Shareholders:

Due to the public health impact of the coronavirus pandemic, the location of the Annual Meeting of Shareholders of Community Bankers Trust Corporation to be held on Friday, May 15, 2020, at 11:00 a.m. Eastern Time, has been changed. The Annual Meeting will be held in a virtual format only, through the internet. You will not be able to attend the Annual Meeting in person.

Shareholders will be able to access the Annual Meeting through the internet at https://web.lumiagm.com/255067505. The meeting code for the Annual Meeting is “CBTC2020”. The date and time of the Annual Meeting remain unchanged.

If you are a shareholder of record as of the close of business on March 24, 2020, the record date for the Annual Meeting, you will be able to join by clicking “I have a control number” and entering the control number found on your proxy card and the meeting code. You will then have the ability to vote your shares and to ask questions by following the instructions available on the meeting website.

If you are a beneficial owner of shares held in street name and hold your shares through a broker, bank or other nominee, you must register in advance to vote during the Annual Meeting. To register, you must first obtain a legal proxy from your broker or bank and email proof of your legal proxy, either as a forwarded email from your broker or bank or as an attached image of your legal proxy, reflecting the number of shares of the Company’s common stock that you held as of the record date, along with your name and email address to the Company’s transfer agent, Continental Stock Transfer & Trust Company, at proxy@continentalstock.com. Requests for registration must include the subject line “Legal Proxy” and be received by the transfer agent no later than 5:00 p.m., Eastern Time, on Monday, May 11, 2020. You will receive a confirmation email from the transfer agent of your registration and a control number that you can use to vote during the Annual Meeting.

Shareholders without a control number will be able to join the Annual Meeting as a “guest”, but they will not have the option to vote or to ask questions during the Annual Meeting.

Shareholders may vote prior to the Annual Meeting through the internet, by telephone or by mail as previously described in the Proxy Statement.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

/s/ John M. Oakey, III

John M. Oakey, III
Secretary

May 1, 2020